                           EXHIBIT 23.2

                  INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-74409 of Mail-Well I Corporation on Form S-4 of our report dated March 6, 1998 (except for Notes 7 and 13, which are dated May 15, 1998 and May 22, 1998, respectively, relating to the financial statements of Color Art, Inc. and Subsidiaries (not presented separately herein)), included in the Annual Report on Form 10-K of Mail-Well, Inc., for the year ended December 31, 1998, and to the use of our report dated March 6, 1998 (except for Notes 7 and 13, which are dated May 15, 1998 and May 22, 1998, respectively, relating to the financial statements of Color Art, Inc. and Subsidiaries (not presented separately herein)), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
May 6, 1999